EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of MAPICS, Inc., a Georgia corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


MORGAN STANLEY                            MORGAN STANLEY DEAN WITTER VENTURE
                                          INVESTORS IV, L.P.

By: /s/ Dennine Bullard                   By: MSDW Venture Partners IV, L.L.C.
    ---------------------------------         its General Partner
    Name:  Dennine Bullard
    Title: Authorized Signatory           By: MSDW Venture Partners IV, Inc.
                                              its Member

                                          By: /s/ Debra Abramovitz
MSDW VENTURE PARTNERS IV, INC.                ---------------------------------
                                              Name:  Debra Abramovitz
By: /s/ Debra Abramovitz                      Title: Executive Director
    ---------------------------------
    Name:  Debra Abramovitz
    Title: Executive Director             MORGAN STANLEY DEAN WITTER VENTURE
                                          OFFSHORE INVESTORS IV, L.P.

MSDW VENTURE PARTNERS IV, L.L.C.          By: MSDW Venture Partners IV, L.L.C.
                                              its General Partner

By: MSDW Venture Partners IV, Inc.        By: MSDW Venture Partners IV, Inc.
    its Member                                its Member

By: /s/ Debra Abramovitz                  By: /s/ Debra Abramovitz
    ---------------------------------         ---------------------------------
    Name:  Debra Abramovitz                   Name:  Debra Abramovitz
    Title: Executive Director                 Title: Executive Director

MORGAN STANLEY DEAN WITTER VENTURE
PARTNERS IV, L.P.

By: MSDW Venture Partners IV, L.L.C.
    its General Partner

By: MSDW Venture Partners IV, Inc.
    its Member

By: /s/ Debra Abramovitz
    ---------------------------------
    Name:  Debra Abramovitz
    Title: Executive Director


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MORGAN STANLEY DEAN WITTER EQUITY
FUNDING, INC.

By: /s/ James T. Keane
    ---------------------------------
    Name:  James T. Keane
    Title: Vice President


MSDW OIP INVESTORS, INC.

By: /s/ James T. Keane
    ---------------------------------
    Name:  James T. Keane
    Title: Vice President


ORIGINATORS INVESTMENT PLAN, L.P.

By: MSDW OIP Investors, Inc.,
      its General Partner

By: /s/ James T. Keane
    ---------------------------------
    Name:  James T. Keane
    Title: Vice President


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